Exhibit 99.1

Lesaka Reports Second Quarter 2023 Results and Outperforms the Upper End of Guidance

JOHANNESBURG, February 7, 2023 - Lesaka Technologies, Inc. (Nasdaq: LSAK; JSE: LSK) today released results for the second quarter ended December 31, 2022 ("Q2 2023").

Company Generates Positive Cash from Operations; Re-affirms Guidance for Fiscal 2023

Highlights:

Successful execution against a carefully crafted transformation strategy.

Performance for Q2 2023:

  Revenue of $136.1 million (ZAR 2.4 billion)1 in Q2 2023, compared to $31.1 million (ZAR 478.5 million)1 for the quarter ended December 31, 2021 ("Q2 2022"), exceeding the upper end of guidance by 4%, driven predominantly by strong outperformance in the Merchant Division.
  Significant improvement demonstrated with an operating loss of $2.2 million (ZAR 38.4 million)1 in Q2 2023, representing a 74% improvement from an operating loss of $9.4 million (ZAR 145.0 million)1 reported for Q2 2022.
  Net loss narrowed to $6.6 million, or $0.11 per diluted share, compared to a net loss of $12.4 million or, $0.22 per diluted share last year.
  Excellent performance from Merchant Division, exceeding guidance and delivering Segment Adjusted EBITDA of $9.1 million (ZAR 159.7 million)1 in Q2 2023. Growth and momentum expected to continue, driven by secular trends underpinning financial inclusion, cash management and digitization for MSMEs ("Micro, Small and Medium Enterprises") in Southern Africa.
  Return to profitability in the Consumer Division, with Segment Adjusted EBITDA of $0.6 million (ZAR 10.1 million)1 in Q2 2023, compared to a loss of $4.4 million (ZAR 67.2 million) 1 in Q2 2022. Turnaround in the Consumer Division largely complete, with the business on a strong and stable footing, poised for profitable growth.
  Group Adjusted EBITDA of $7.4 million (ZAR 130.4 million)1 exceeds the upper end of guidance of ZAR 123 million in Q2 2023 by 6%. This represents a substantial improvement compared to the prior quarter (Q1 2023: $4.2 million; ZAR 71.9 million) and compared to Q2 2022 when Lesaka reported a Group Adjusted EBITDA loss of $5.4 million (ZAR 83.6 million)1.
  Major milestone in achieving positive net cash provided by operating activities of $3.4 million (ZAR 59.9 million) in Q2 2023, compared to an outflow of $13.8 million (ZAR 212.0 million) in Q2 2022.
  Lesaka re-affirms previous guidance provided for fiscal 2023.

Lesaka Group CEO Chris Meyer said: "We are proud of our performance in the second quarter of our financial year. We have made significant progress in our transformation strategy, a process that commenced in earnest at the beginning of fiscal 2022. The Merchant Division has delivered excellent growth across all products, particularly in our card acquiring and credit businesses, in particular Kazang Pay and Kazang Advance. This result was achieved despite a challenging operating environment with increased loadshedding impacting our MSME customer's ability to operate. The integration of the Connect Group has expanded our Merchant business significantly and continues to create new opportunities for the growth of our ecosystem in Southern Africa."

"We are also delighted with the performance of our Consumer Division where we have achieved our goal of returning the business to profitability at a Segment Adjusted EBITDA level, providing tangible evidence of the turnaround in this segment of our business."

"We are seeing excellent momentum across our group, driven by clear secular trends underpinning the themes of financial inclusion, cash management and digitization, which is core to our value proposition to merchants and consumers in Southern Africa."

Lesaka CEO Southern Africa Lincoln Mali said: "This quarter is a watershed moment for Lesaka. In reflecting on the work of the last 18 months, where we were very clear on how we planned to return the Consumer business to profitability, we view this set of results as testament to the successful implementation of a rigorous plan that was based on the complete transformation and optimization of our branch and distribution footprint, coupled with a clear focus on delivering financial inclusion to our customers across Southern Africa."

1. Translated at an average exchange rate of ZAR 17.52 to $1 for Q2 2023, ZAR 15.38 to $1 for Q2 2022 and ZAR 17.13 to $1 for Q1 2023. The ZAR weakened 14% against the U.S. dollar during Q2 2023 when compared to Q2 2022 and 2% when compared to the prior sequential quarter (Q1 2023).

Summary Financial Metrics

Three months ended

	Three months ended
	Dec 31, 2022	Dec 31, 2021	Sep 30, 2022	Q2 '23 vs Q2 '22		Q2 '23 vs Q1 '23		Q2 '23 vs Q2 '22		Q2 '23 vs Q1 '23
(All figures in USD '000s except per share data)	USD '000's (except per share data)			% change in USD				% change in ZAR
Revenue	136,068	31,114	124,786	337%		9%		398%		11%

GAAP operating loss	(2,192)	(9,427)	(4,671)	(77%	)	(53%	)	(74%	)	(52%	)

Net loss attributable to Lesaka	(6,649)	(12,406)	(10,696)	(46%	)	(38%	)	(39%	)	(36%	)

GAAP loss per share ($)	(0.11)	(0.22)	(0.17)	(51%	)	(38%	)	(44%	)	(37%	)

Group Adjusted EBITDA (loss)(1)	7,442	(5,438)	4,199	nm		77%		nm		81%

Fundamental loss per share ($)(1)	(0.01)	(0.13)	(0.08)	(92%	)	(88%	)	(91%	)	(87%	)

Fully-diluted weighted average shares ('000's)	62,763	57,204	62,445	10%		1%		n/a		n/a

Average period USD / ZAR exchange rate	17.52	15.38	17.13	14%		2%		n/a		n/a

Six months ended

	Six months ended		F2023 vs F2022		F2023 vs F2022
	Dec 31, 2022	Dec 31, 2021
(All figures in USD '000s except per share data)	USD '000's (except per share data)		% change in USD		% change in ZAR
Revenue	260,854	65,618	298%		358%

GAAP operating loss	(6,863)	(20,652)	(67%	)	(62%	)

Net loss attributable to Lesaka	(17,345)	(25,400)	(32%	)	(21%	)

GAAP loss per share ($)	(0.28)	(0.44)	(38%	)	(28%	)

Group Adjusted EBITDA (loss)(1)	11,641	(14,292)	nm		nm

Fundamental loss per share ($)(1)	(0.09)	(0.35)	(74%	)	(70%	)

Fully-diluted weighted average shares ('000's)	62,498	57,093	9%		n/a

Average period USD / ZAR exchange rate	17.25	14.97	15%		n/a

(1) Group Adjusted EBITDA (loss), fundamental loss and fundamental loss per share are non-GAAP measures and are described below under "Use of Non-GAAP Measures-Group Adjusted EBITDA, and -Fundamental net loss and fundamental loss per share." See Attachment B for a reconciliation of GAAP net loss attributable to Lesaka to Group Adjusted EBITDA loss, and GAAP net loss to fundamental net loss and loss per share.

Factors impacting comparability of our Q2 2023 and Q2 2022 results

• Higher revenue: Our revenues increased 398% in ZAR, primarily due to the contribution from Connect, higher ad hoc hardware sales revenue, and an increase in account fees and insurance revenues;

• Lower operating losses: Operating losses decreased, delivering an improvement of 74% in ZAR compared with the prior period primarily due to the contribution from Connect, the strong hardware sales and the implementation of various cost reduction initiatives in our Consumer business, which was partially offset by an increase in acquisition related intangible asset amortization;

• Higher net interest charge: The net interest charge increased to $4.0 million (ZAR 70.0 million) from $0.5 million (ZAR 7.0 million) due to the additional borrowings incurred in order to fund the acquisition of Connect as well as the debt acquired within the Connect business itself; and

• Foreign exchange movements: The U.S. dollar was 14% stronger against the ZAR during Q2 2023 compared to the prior period, which impacted our reported results.

Results of Operations by Segment and Liquidity

Our chief operating decision maker is our Group Chief Executive Officer and he evaluates segment performance based on segment earnings before interest, tax, depreciation and amortization ("EBITDA"), adjusted for items mentioned in the next sentence ("Segment Adjusted EBITDA"). We do not allocate once-off items, stock-based compensation charges, certain lease charges, depreciation and amortization, impairment of goodwill or other intangible assets, other items (including gains or losses on disposal of investments, fair value adjustments to equity securities, fair value adjustments to currency options), interest income, interest expense, income tax expense or loss from equity-accounted investments to our reportable segments. See Attachment B for a reconciliation of GAAP net income before tax to Segment Adjusted EBITDA.

Consumer

Segment revenue was $15.4 million in Q2 2023, up  6% compared with Q2 2022, and up  5% compared with Q1 2023 on a constant currency basis. Segment revenue increased primarily due to higher insurance revenues and higher account holder fees, though this was partially offset by lower ATM transaction fees. This revenue growth was achieved notwithstanding the significant downsizing of our branch network and sales team. The cost reduction initiatives we initiated in fiscal 2022 delivered a significant reduction in our Consumer segment's operating expenses which resulted in a positive Segment Adjusted EBITDA result compared with Segment Adjusted EBITDA loss in fiscal 2022. Specifically, expenses associated with operating a mobile distribution network were discontinued in early fiscal 2022, and we have streamlined our fixed distribution network through reductions in certain expenses including employee-related costs, security, guarding and premises costs. Our Segment Adjusted EBITDA (loss) margin (calculated as Segment Adjusted EBITDA (loss) divided by revenue) for Q2 2023 and 2022 was  3.7% and  (26.2%), respectively.

Merchant

Segment revenue was $120.6 million in Q2 2023, up  849% compared with Q2 2022 and up  12% compared to Q1 2023 on a constant currency basis. Segment revenue increased due to the contribution from Connect as well as strong ad hoc hardware sales. The increase in Segment Adjusted EBITDA is primarily due to the inclusion of Connect, as well as the higher hardware sales, which was partially offset by higher employee-related expenses. Connect records a significant proportion of its airtime sales in revenue and cost of sales, while only earning a relatively small margin. This significantly depresses the Segment Adjusted EBITDA margins shown by the business. Our Segment Adjusted EBITDA margin for Q2 2023 and 2022 was  7.6% and  6.9%, respectively.

Group costs

Our group costs generally include employee related costs in relation to employees specifically hired for group roles and related directly to managing the US-listed entity; expenditures related to compliance with the Sarbanes-Oxley Act of 2002; non-employee directors' fees; legal fees; group and US-listed related audit fees; director and officer's insurance premiums.

Our group costs for Q2 2023 increased compared with the prior period due to higher employee costs and an increase in director and officer's insurance premiums, which was partially offset by lower consulting fees.

Cash flow and liquidity

As of December 31, 2022, our cash and cash equivalents were $42.4 million and comprised of U.S. dollar-denominated balances of $7.5 million, ZAR-denominated balances of ZAR 561.6 million ($33.0 million), and other currency deposits, primarily Botswana pula, of $1.9 million, all amounts translated at exchange rates applicable as of December 31, 2022. The decrease in our unrestricted cash balances from June 30, 2022, was primarily due to the utilization of cash reserves to fund our Consumer operations, making certain scheduled repayments of our borrowings, purchasing ATMs and safe assets, and making an investment in working capital in our Consumer and Merchant divisions, which was partially offset by the utilization of our available borrowings and a positive contribution from Connect.

Outlook

While we report our financial results in USD, we measure our operating performance in ZAR, and as such we provide our guidance accordingly.

Q3 2023

We expect the following for Q3 2023:

  Revenue between ZAR 2.5 billion and ZAR 2.8 billion.
  Merchant Segment Adjusted EBITDA of between ZAR 140 million and ZAR 145 million.
  Consumer Segment Adjusted EBITDA of between ZAR 40 million and ZAR 45 million.

  Group costs normalized (previously referred to as Corporate/Eliminations) to be between (ZAR 45 million) to (ZAR 40 million).
  Group Adjusted EBITDA of between ZAR 135 million and ZAR 150 million.

FY 2023

For the full fiscal year 2023, we are reaffirming the total Group guidance provided on November 8, 2022 (except as otherwise noted below); We expect the following for the year ended June 2023:

  Revenue between ZAR 8.7 billion and ZAR 9.3 billion.
  Merchant Segment Adjusted EBITDA of between ZAR 550 million and ZAR 565 million.
  Consumer Segment Adjusted EBITDA of between ZAR 95 million and ZAR 110 million.
  Group costs normalized expected to be between (ZAR 165 million) to (ZAR 150 million) (which was previously disclosed as between (ZAR 165 million) to (ZAR 155 million) on November 8, 2022).
  Adjusted EBITDA of between ZAR 480 million and ZAR 525 million.

Management has provided its outlook regarding Merchant Segment Adjusted EBITDA, Consumer Segment Adjusted EBITDA, Group costs normalized and Group Adjusted EBITDA, each which is a non-GAAP financial measure and excludes certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measure because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures is not available without unreasonable effort.

Webcast and Conference Call

Lesaka will host a webcast and conference call to review results on February 8, 2023, at 8:00 a.m. Eastern Time which is 3:00 p.m. South Africa Standard Time ("SAST").

The results webcast can be accessed by using the following link: https://bit.ly/3usMFVz

Webcast ID: 864 3511 2604

Participants using the webcast will be able to ask questions by raising their hand and then asking the question "live."

Conference call dial-in:

  US Toll-Free: + 1 309 205 3325 or +1 312 626 6799
  South Africa Toll-Free + 27 87 551 7702

Participants using the conference call dial-in will be unable to ask questions.

A replay of the results presentation webcast will be available on the Lesaka investor relations website following the conclusion of the live event.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of EBITDA, Group Adjusted EBITDA, fundamental net (loss) income and fundamental (loss) earnings per share and headline (loss) earnings per share are non-GAAP measures.

Group Adjusted EBITDA

Group Adjusted EBITDA is earnings before interest, tax, depreciation and amortization ("EBITDA"), as well as adjustments for non-operational transactions (including disposal of equity-accounted investments and unrealized loss on fair value adjustments to currency options), stock-based compensation charges, lease adjustments and once-off items. Lease adjustments reflect lease charges and once-off items represents non-recurring expense items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net loss and fundamental loss per share

Fundamental net loss and loss per share is GAAP net loss and loss per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net loss and loss per share for fiscal 2023 also includes a net gain on disposal of equity-accounted investments, impairment losses related to an equity-accounted investment and an adjustment for an unrealized currency loss related to our non-core business which we are in the process of winding down. Fundamental net loss and loss per share for fiscal 2022 also includes an adjustment for an unrealized loss related to fair value adjustments in respect of currency options.

Management believes that the operating income before depreciation and amortization, Group Adjusted EBITDA, fundamental net (loss) income and (loss) earnings per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment B presents the reconciliation between GAAP net loss attributable to Lesaka to Group Adjusted EBITDA; and GAAP net (loss) income and (loss) earnings per share and fundamental net (loss) income and (loss) earnings per share.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and H(L)EPS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company that utilizes its proprietary banking and payment technologies to deliver superior financial services solutions to merchants (B2B) and consumers (B2C) in Southern Africa. Lesaka's mission is to drive true financial inclusion for both merchant and consumer markets through offering affordable financial services to previously underserved sectors of the economy. Lesaka offers cash management solutions, growth capital, card acquiring, bill payment technologies and value-added services to formal and informal retail merchants as well as banking, lending, and insurance solutions to consumers across Southern Africa. The Lesaka journey originally began as "Net1" in 1997 and later rebranded to Lesaka (2022), with the acquisition of Connect. As Lesaka, the business continues to grow its systems and capabilities to deliver meaningful fintech-enabled, innovative solutions for South Africa's merchant and consumer markets.

Lesaka has a primary listing on NASDAQ (NasdaqGS: LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka Technologies (Lesaka ™).

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "could," "would," "may," "will," "intends," "outlook," "focus," "seek," "potential," "mission," "continue," "goal," "target," "objective," derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to future financial results and future financing and business opportunities are forward-looking statements. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company's Form 10-K for the fiscal year ended June 30, 2022, as filed with the SEC, as well as other documents we have filed or will file with the SEC. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

Investor Relations Contact:

Phillipe Welthagen

Email : phillipe.welthagen@lesakatech.com

Mobile: +27 84 512 5393

FNK IR:

Rob Fink / Matt Chesler, CFA

Email: lsak@fnkir.com

Media Relations Contact:

Janine Bester Gertzen

Email: Janine@thenielsennetwork.com

LESAKA TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Operations

	Unaudited		Unaudited
	Three months ended		Six months ended
	December 31,		December 31,
	2022	2021	2022	2021
	(In thousands)		(In thousands)

REVENUE	$136,068	$31,114	$260,854	$65,618

EXPENSE

Cost of goods sold, IT processing, servicing and support	108,824	20,580	209,352	44,787
Selling, general and administration	23,517	17,746	46,448	38,188
Depreciation and amortization	5,919	726	11,917	1,621
Transaction costs related to Connect Group acquisition	-	1,489	-	1,674

OPERATING LOSS	(2,192)	(9,427)	(6,863)	(20,652)

UNREALIZED LOSS RELATED TO FAIR VALUE ADJUSTMENT TO CURRENCY OPTIONS	-	2,429	-	2,429

NET (LOSS) GAIN ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	(112)	-	136	-

INTEREST INCOME	389	313	800	702

INTEREST EXPENSE	4,388	765	8,424	1,581

LOSS BEFORE INCOME TAX EXPENSE	(6,303)	(12,308)	(14,351)	(23,960)

INCOME TAX EXPENSE	364	98	395	284

NET LOSS BEFORE EARNIN|GS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	(6,667)	(12,406)	(14,746)	(24,244)

EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	18	-	(2,599)	(1,156)

NET LOSS ATTRIBUTABLE TO LESAKA	(6,649)	(12,406)	(17,345)	(25,400)

Net loss per share, in United States dollars:
Basic loss attributable to Lesaka shareholders	$(0.11)	$(0.22)	$(0.28)	$(0.44)
Diluted loss attributable to Lesaka shareholders	$(0.11)	$(0.22)	$(0.28)	$(0.44)

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Balance Sheets

	Unaudited	(A)
	December 31,	June 30,
	2022	2022
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$42,402	$43,940
Restricted cash	54,374	60,860
Accounts receivable, net of allowance of - December: $90; June: $509 and other receivables	28,219	28,898
Finance loans receivable, net of allowance of - December: $3,432; June: $1,691	39,674	33,892
Inventory	34,105	34,226
Total current assets before settlement assets	198,774	201,816
Settlement assets	27,650	15,916
Total current assets	226,424	217,732
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - December: $36,735; June: $35,249	27,528	24,599
OPERATING LEASE RIGHT-OF-USE	6,021	7,146
EQUITY-ACCOUNTED INVESTMENTS	5,267	5,861
GOODWILL	155,701	162,657
INTANGIBLE ASSETS, net of accumulated amortization of - December: $25,458; June: $16,390	142,187	156,702
DEFERRED INCOME TAXES	4,587	3,776
OTHER LONG-TERM ASSETS, including reinsurance assets	78,054	78,092
TOTAL ASSETS	645,769	656,565

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	54,250	51,338
Short-term credit facilities	10,575	14,880
Accounts payable	26,275	18,572
Other payables	30,351	34,362
Operating lease liability - current	2,078	2,498
Current portion of long-term borrowings	7,425	6,804
Income taxes payable	2,211	2,140
Total current liabilities before settlement obligations	133,165	130,594
Settlement obligations	26,571	15,276
Total current liabilities	159,736	145,870
DEFERRED INCOME TAXES	50,125	54,211
OPERATING LEASE LIABILITY - LONG TERM	4,116	4,827
LONG-TERM BORROWINGS	135,440	134,842
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,393	2,466
TOTAL LIABILITIES	351,810	342,216
REDEEMABLE COMMON STOCK	79,429	79,429

EQUITY
LESAKA EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: December: 63,751,337; June: 62,324,321	83	83
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: December: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	332,537	327,891
TREASURY SHARES, AT COST: December: 24,956,854; June: 24,891,292	(287,244)	(286,951)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(176,238)	(168,840)
RETAINED EARNINGS	345,392	362,737
TOTAL LESAKA EQUITY	214,530	234,920
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	214,530	234,920
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$645,769	$656,565

(A) Derived from audited consolidated financial statements.

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

	Unaudited		Unaudited
	Three months ended		Six months ended
	December 31,		December 31,
	2022	2021	2022	2021
	(In thousands)		(In thousands)

Cash flows from operating activities
Net loss	$(6,649)	$(12,406)	$(17,345)	$(25,400)
Depreciation and amortization	5,919	726	11,917	1,621
Movement in allowance for doubtful accounts receivable	1,480	740	2,529	1,126
Interest payable	1,436	(113)	1,462	(102)
Unrealized loss related to fair value adjustment to currency options	-	2,429	-	2,429
Fair value adjustment related to financial liabilities	81	(234)	144	(324)
Loss (Gain) on disposal of equity-accounted investments	112	-	(136)	-
(Earnings) Loss from equity-accounted investments	(18)	-	2,599	1,156
Profit on disposal of property, plant and equipment	(113)	(1,271)	(321)	(1,296)
Facility fee amortized	196	-	445	-
Stock-based compensation charge	2,849	788	4,311	1,097
Dividends received from equity accounted investments	-	-	21	137
Decrease (Increase) in accounts receivable	1,962	(1,001)	(981)	1,166
Increase in finance loans receivable	(5,230)	(2,466)	(8,811)	(3,445)
(Increase) Decrease in inventory	(1,193)	(1,429)	(1,472)	154
Increase in accounts payable and other payables	4,829	676	4,391	245
(Decrease) Increase in taxes payable	(513)	(245)	129	49
(Decrease) Increase in deferred taxes	(1,728)	21	(3,122)	(346)
Net cash provided by (used in)\ operating activities	3,420	(13,785)	(4,240)	(21,733)

Cash flows from investing activities
Capital expenditures	(3,992)	(189)	(8,493)	(887)
Proceeds from disposal of property, plant and equipment	345	1,760	762	1,991
Proceeds from disposal of equity-accounted investment	138	-	391	-
Acquisition of intangible assets	(120)	-	(120)	-
Loan to equity-accounted investment	-	-	(112)	-
Repayment of loans by equity-accounted investments	-	-	112	-
Proceeds from disposal of equity-accounted investment - Bank Frick	-	7,500	-	7,500
Net change in settlement assets	(10,131)	97	(12,015)	97
Net cash (used in) provided by investing activities	(13,760)	9,168	(19,475)	8,701

Cash flows from financing activities
Proceeds from bank overdraft	167,224	172,445	313,292	311,350
Repayment of bank overdraft	(175,380)	(172,768)	(312,302)	(271,676)
Long-term borrowings utilized	9,083	-	10,142	-
Repayment of long-term borrowings	(1,688)	-	(3,268)	-
Guarantee fee	(100)	-	(100)	-
Proceeds from issue of shares	327	739	333	739
Acquisition of treasury stock	(108)		(293)
Net change in settlement obligations	9,581	(97)	11,568	(97)
Net cash provided by financing activities	8,939	319	19,372	40,316

Effect of exchange rate changes on cash	4,806	(5,979)	(3,681)	(10,905)
Net increase (decrease) in cash, cash equivalents and restricted cash	3,405	(10,277)	(8,024)	16,379
Cash, cash equivalents and restricted cash - beginning of period	93,371	250,421	104,800	223,765
Cash, cash equivalents and restricted cash - end of period	$96,776	$240,144	$96,776	$240,144

Lesaka Technologies, Inc.

Attachment A

Operating segment revenue, operating (loss) income and operating (loss) margin:

Three months ended December 31, 2022, and 2021 and September 30, 2022

	Three months ended			Change - actual				Change – constant exchange rate(1)

Key segmental data, in '000, except margins	Dec 31, 2022	Dec 31, 2021	Sep 30, 2022	Q2 '23 vs Q2 '22		Q2 '23 vs Q1 '23		Q2 '23 vs Q2 '22		Q2 '23 vs Q1 '23
Revenue:
Consumer	$15,434	$16,639	$15,004	(7%	)	3%		6%		5%
Merchant	120,634	14,475	109,782	733%		10%		849%		12%
Subtotal: Operating segments	136,068	31,114	124,786	337%		9%		398%		11%
Consolidated revenue	$136,068	$31,114	$124,786	337%		9%		398%		11%

Segment Adjusted EBITDA
Consumer	$578	$(4,366)	$(1,394)	nm		nm		nm		nm
Merchant	9,120	1,004	7,893	808%		16%		935%		18%
Total Segment EBITDA	9,698	(3,362)	6,499	nm		49%		nm		53%
Group costs	(2,256)	(2,076)	(2,300)	9%		(2%	)	24%		0%
Group Adjusted EBITDA	7,442	(5,438)	4,199	nm		77%		nm		81%
Once-off items	(119)	(1,642)	(598)	(93%	)	(80%	)	(92%	)	(80%	)
Stock-based compensation charges	(2,849)	(788)	(1,462)	262%		95%		312%		99%
Lease adjustments	(747)	(833)	(812)	(10%	)	(8%	)	2%		(6%	)
Depreciation and amortization	(5,919)	(726)	(5,998)	715%		(1%	)	829%		1%
Consolidated operating loss	$(2,192)	$(9,427)	$(4,671)	(77%	)	(53%	)	(74%	)	(52%	)

Segment Adjusted EBITDA (loss) margin (%)
Consumer	3.7%	(26.2% )	(9.3% )
Merchant	7.6%	6.9%	7.2%
Group Adjusted EBITDA (loss) margin	5.5%	(17.5% )	3.4%

(1) – This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q2 2023 also prevailed during Q2 2022 and Q1 2023.

Six months ended December 31, 2022 and 2021

			Change - actual		Change – constant exchange rate(1)

	Six months ended December 31,		F2023 vs F2022		F2023 vs F2022
Key segmental data, in '000, except margins	2022	2021
Revenue:
Consumer	$30,438	$33,803	(10%	)	4%
Merchant	230,416	31,815	624%		734%
Subtotal: Operating segments	260,854	65,618	298%		358%
Consolidated revenue	$260,854	$65,618	298%		358%

Segment Adjusted EBITDA
Consumer	$(816)	$(13,722)	(94%	)	(93%	)
Merchant	17,013	3,079	453%		536%
Total Segment EBITDA	16,197	(10,643)	nm		nm
Group costs	(4,556)	(3,649)	25%		44%
Group Adjusted EBITDA	11,641	(14,292)	nm		nm
Once-off items	(717)	(1,885)	(62%	)	(56%	)
Stock-based compensation charges	(4,311)	(1,097)	293%		353%
Lease adjustments	(1,559)	(1,757)	(11%	)	2%
Depreciation and amortization	(11,917)	(1,621)	635%		747%
Consolidated operating loss	$(6,863)	$(20,652)	(67%	)	(62%	)

Segment Adjusted EBITDA (loss) margin (%)
Consumer	(2.7% )	(40.6% )
Merchant	7.4%	9.7%
Group Adjusted EBITDA (loss) margin	4.5%	(21.8% )

(1) – This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the first half of fiscal 2023 also prevailed during the first half of fiscal 2022.

Earnings (Loss) from equity-accounted investments:

The table below presents the relative earnings (loss) from our equity-accounted investments:

	Three months ended December 31,			Six months ended December 31,
	2022	2021	% change	2022	2021	% change
Finbond	$-	$-	nm	(2,631)	(1,156)	128%
Share of net loss	-	-	nm	(1,521)	(1,156)	32%
Impairment	-	-	nm	(1,110)	-	nm
Other	18	-	nm	32	-	nm
Share of net income	18	-	nm	32	-	nm
Earnings (Loss) from equity-accounted investments	$18	$-	nm	$(2,599)	$(1,156)	125%

Lesaka Technologies, Inc.

Attachment B

Reconciliation of GAAP loss attributable to Lesaka to Group Adjusted EBITDA loss:

Three and six months ended December 31, 2022 and 2021

	Three months ended			Six months ended
	December 31	December 31	September 30,	December 31,
	2022	2021	2022	2022	2022
Loss attributable to Lesaka - GAAP	$(6,649)	$(12,406)	$(10,696)	$(17,345)	$(25,400)
(Earnings) loss from equity accounted investments	(18)	-	2,617	2,599	1,156
Net loss before (earnings) loss from equity-accounted investments	(6,667)	(12,406)	(8,079)	(14,746)	(24,244)
Income tax expense	364	98	31	395	284
Loss before income tax expense	(6,303)	(12,308)	(8,048)	(14,351)	(23,960)
Interest expense	4,388	765	4,036	8,424	1,581
Interest income	(389)	(313)	(411)	(800)	(702)
Net loss (gain) on disposal of equity-accounted investment	112	-	(248)	(136)	-
Unrealized loss related to fair value adjustment to currency options	-	2,429	-	-	2,429
Operating loss	(2,192)	(9,427)	(4,671)	(6,863)	(20,652)
Depreciation and amortization	5,919	726	5,998	11,917	1,621
Stock-based compensation charges	2,849	788	1,462	4,311	1,097
Lease adjustments	747	833	812	1,559	1,757
Once-off items	119	1,642	598	717	1,885
Group Adjusted EBITDA - Non-GAAP	7,442	(5,438)	4,199	11,641	(14,292)
Group costs	2,256	2,076	2,300	4,556	3,649
Segment Adjusted EBITDA - measure of segment performance	9,698	(3,362)	6,499	16,197	(10,643)
Merchant	9,120	1,004	7,893	17,013	3,079
Consumer	578	(4,366)	(1,394)	(816)	(13,722)

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net loss and loss per share, basic:

Three months ended December 31, 2022 and 2021

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2022	2021	2022	2021	2022	2021	2022	2021
GAAP	(6,649)	(12,406)	(0.11)	(0.22)	(116,463)	(190,804)	(1.86)	(3.33)

Stock-based compensation charge	2,849	788			49,903	12,119
Intangible asset amortization, net	2,766	12			48,432	184
Transaction costs	119	1,642			2,084	25,254
Net gain on sale of equity-accounted investments	112	-			1,962	-
Unrealized loss related to fair value adjustment to currency options	-	2,429			-	37,358

Fundamental	(803)	(7,535)	(0.01)	(0.13)	(14,082)	(115,889)	(0.22)	(2.03)

Six months ended December 31, 2022 and 2021

	Net (loss) income (USD '000)		(L) EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2022	2021	2022	2021	2022	2021	2022	2021
GAAP	(17,345)	(25,400)	(0.28)	(0.44)	(299,169)	(380,361)	(4.69)	(6.66)

Stock-based compensation charge	4,311	1,097			74,357	16,427
Intangible asset amortization, net	5,605	25			96,679	367
Impairment of equity method investments	1,110	-			19,145	-
Non core international - unrealized currency loss	395	-			6,813	-
Transaction costs	322	1,885			5,554	28,228
Loss (Gain) on sale of equity-accounted investment	(136)	-			(2,346)	-
Unrealized loss related to fair value adjustment to currency options	-	2,429			-	36,374
Fundamental	(5,738)	(19,964)	(0.09)	(0.35)	(98,967)	(298,965)	(1.55)	(5.24)

Lesaka Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended December 31, 2022 and 2021

	2022	2021
Net loss (USD'000)	(6,649)	(12,406)
Adjustments:
Net loss on sale of equity-accounted investments	112	-
Profit on sale of property, plant and equipment	(113)	(1,271)
Tax effects on above	32	380
Net loss used to calculate headline loss (USD'000)	(6,618)	(13,297)
Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	62,763	57,204
Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	62,763	57,204
Headline loss per share:
Basic, in USD	(0.11)	(0.23)
Diluted, in USD	(0.11)	(0.23)

Six months ended December 31, 2022 and 2021

	2022	2021
Net loss (USD'000)	(17,345)	(25,400)
Adjustments:
Impairment of equity method investments	1,110	-
Net gain on sale of equity-accounted investment	(136)	-
Profit on sale of property, plant and equipment	(321)	(1,296)
Tax effects on above	90	380
Net loss used to calculate headline loss (USD'000)	(16,602)	(26,316)
Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	62,498	57,093
Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	62,498	57,093
Headline loss per share:
Basic, in USD	(0.27)	(0.46)
Diluted, in USD	(0.27)	(0.46)

Calculation of the denominator for headline diluted loss per share

	Three months ended December 31,		Six months ended December 31,
	2022	2021	2022	2021
Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	62,763	57,204	62,498	57,093
Denominator for headline diluted loss per share	62,763	57,204	62,498	57,093

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.